Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 19, 2016

Care Capital Properties, Inc.
191 N. Wacker Drive, Suite 1200

Chicago, Illinois 60606

Re:                             Registration Statement on Form S-3 (File No. 333-213616)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-213616 (the “Registration Statement”), filed by Care Capital Properties, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing on September 13, 2016.  Pursuant to the Registration Statement, the Company is issuing and selling from time to time shares of its common stock, par value $0.01 per share, having an aggregate gross sales price of up to $250,000,000 (the “Shares”).  The Shares are to be sold by the Company pursuant to an Equity Distribution Agreement, dated December 19, 2016 (the “Equity Distribution Agreement”), among the Company and Care Capital Properties, LP, on the one hand, and Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and UBS Securities LLC, on the other.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Company’s base prospectus, dated September 13, 2016, as supplemented by the Company’s final prospectus supplement, dated December 19, 2016, relating to the Shares in the forms filed with the Commission pursuant to Rule 424(b) under the Securities Act (together, the “Prospectus”), the Equity Distribution Agreement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, resolutions adopted by the board of directors of the Company, or a duly authorized committee thereof, relating to the authorization of the issuance, sale and delivery of the Shares by the Company.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based upon and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares pursuant to the Equity Distribution Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and nonassessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Equity Distribution Agreement.

This opinion letter is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name in the Registration Statement and any amendment thereto, including the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP